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                                                                    EXHIBIT 10.2

VASTAR RESOURCES, INC.
__________________________________________

Executive Deferral Plan

Amended and Restated Effective March 24, 1999

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                             VASTAR RESOURCES, INC.
                            EXECUTIVE DEFERRAL PLAN

                               TABLE OF CONTENTS

                                                                        Page No.

ARTICLE I                   GENERAL PROVISIONS............................    1
          Section 1.1       Purpose and Intent of Plan....................    1
          Section 1.2       Effective Date of Plan........................    1
          Section 1.3       Definitions...................................    1

ARTICLE II                  PARTICIPATION AND DEFERRAL COMMITMENTS........    6
          Section 2.1       Eligibility and Participation.................    6
          Section 2.2       Basic Forms of Deferral.......................    6
          Section 2.3       Deferral Elections............................    7
          Section 2.4       Limitation on Deferral........................    7
          Section 2.5       Termination of Deferral Commitments...........    7
          Section 2.6       Transfers.....................................    7
          Section 2.7       Modification of Deferral Commitments..........    8
          Section 2.8       Special Transfer..............................    9

ARTICLE III                 DEFERRED COMPENSATION ACCOUNTS................   10
          Section 3.1       Accounts......................................   10
          Section 3.2       Deferred Compensation.........................   10
          Section 3.3       Interest Rate.................................   10
          Section 3.4       Vesting of Accounts...........................   10
          Section 3.5       Statement of Accounts.........................   10

ARTICLE IV                  PLAN BENEFITS.................................   11
          Section 4.1       Plan Benefit..................................   11
          Section 4.2       Form of Retirement Distribution...............   11
          Section 4.3       Form of Distribution Upon Termination
                            of Employment.................................   12
          Section 4.4       Survivor Benefits.............................   13
          Section 4.5       In Service Distributions......................   14
          Section 4.6       Unscheduled Distributions.....................   15
          Section 4.7       Disability....................................   15
          Section 4.8       Valuation and Settlement......................   15
          Section 4.9       Small Benefit.................................   16
          Section 4.10      Change in Control.............................   16

ARTICLE V                   DESIGNATION OF BENEFICIARY....................   17
          Section 5.1       Designation of Beneficiary....................   17
          Section 5.2       Failure to Designate Beneficiary..............   17


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ARTICLE VI                  ADMINISTRATION................................   18
          Section 6.1       Rules of Conduct..............................   18
          Section 6.2       Legal, Accounting, Clerical and
                            Other Services................................   18
          Section 6.3       Interpretation of Provisions..................   18
          Section 6.4       Records of Administration.....................   18
          Section 6.5       Denial of Claim...............................   18
          Section 6.6       Liability of Committee........................   18

ARTICLE VII                 AMENDMENT AND TERMINATION.....................   19
          Section 7.1       Amendment of Plan.............................   19
          Section 7.2       Termination...................................   19
          Section 7.3       Effect of Amendment or Termination............   19

ARTICLE VIII                MISCELLANEOUS.................................   20
          Section 8.1       Unfunded Benefit Plan.........................   20
          Section 8.2       Grantor Trust.................................   20
          Section 8.3       Tax Withholding...............................   20
          Section 8.4       Payments and Benefits Not Assignable..........   20
          Section 8.5       No Right of Employment........................   21
          Section 8.6       Adjustments...................................   21
          Section 8.7       Obligation to Vastar..........................   21
          Section 8.8       Protective Provisions.........................   21
          Section 8.9       Gender, Singular and Plural...................   21
          Section 8.10      Law Governing.................................   22
          Section 8.11      Notice........................................   22
          Section 8.12      Successors and Assigns........................   22
          Section 8.13      Provisions for Incapacity.....................   22
          Section 8.14      Payments or Deposits..........................   22

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                                   ARTICLE I

                              GENERAL PROVISIONS

Section 1.1  Purpose and Intent of Plan

     This Plan is intended to provide the opportunity for eligible Employees to accumulate supplemental funds through the deferral of portions of their regular salary, Annual Incentive Plan and Variable Pay Plan awards and Executive Supplementary Savings Plan benefits for retirement or special needs prior to retirement and to provide certain make-up deferrals with respect to the CAP Plan.

Section 1.2    Effective Date of Plan

     The Plan was originally adopted effective June 26, 1994. This Plan as amended and restated shall be effective as of March 24, 1999.

Section 1.3    Definitions

(a) "Account" means a separate bookkeeping account maintained by Vastar for each Participant and which measures and determines the amounts to be paid to the Participant under the Plan for each component of Deferred Compensation, and amounts described in Section 2.8. Separate subaccounts will be established for separate components of Deferred Compensation, as applicable, deferred by a Participant and for any amounts described in Section 2.8 applicable to such Participant.

(b) "Administrative Committee" means the administrator of the CAP Plan or such other committee as shall be appointed by the Vice President-Human Resources of Vastar.

(c) "Anticipatory Change of Control" shall be ascribed the meaning set forth for such term on Annex A attached hereto.

(d) "Administrator" means (1) prior to the earlier to occur of a Change of Control or an Anticipatory Change of Control, Vastar or, as applicable, the Administrative Committee and (2) on and after the earlier to occur of a Change of Control or an Anticipatory Change of Control, the Special Plan Administrator, which shall also assume all powers and duties of the Administrator described in the Plan. Upon a written determination by the Chief Financial Officer and General Counsel of Vastar, approved by either the Board of Directors of Vastar (the "Board"), the Outside Directors or the Executive Committee of the Board, that an Anticipatory Change of Control has ended without concluding in a Change of Control (an "Anticipatory Change Termination"), Vastar or, as applicable, the Administrative Committee will again become the Administrator. For purposes of this definition a Change of Control shall not include an ARCO Acquisition.

(e)  "ARCO" means Atlantic Richfield Company.

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(f)  "ARCO Acquisition" means a change of control as defined in paragraph (3) of the definition of Change of Control on Annex A attached hereto.

(g) The term "ARCO Deferral Commitment" means a promise made by a person to defer compensation pursuant to the provisions of the Atlantic Richfield Company Executive Deferral Plan (the "ARCO Deferral Plan") which correspond to Article III of this Plan and as to which the liability for such person's account balance in the ARCO Deferral Plan has been transferred to and accepted by Vastar.

(h) "Awards" means awards made under the Vastar Resources, Inc. Annual Incentive Plan or the Vastar Resources, Inc. Variable Pay Plan.

(i) "Base Pay" means base salary or wages paid to an Employee during the year for the Employee's personal services, excluding all extra pay such as, but not limited to: overtime, premium, bonuses, Awards, or other allowances.

(j) "Beneficiary" means a person who is entitled to receive an Employee's interest under this Plan in the event of the Employee's death.

(k) "CAP Plan" means the Vastar Resources, Inc. Capital Accumulation Plan II maintained by Vastar, or any successor plan.

(l) "Cause" shall mean (1) the conviction of the Employee for any felony involving dishonesty, fraud or breach of trust or (2) the willful engagement by the Employee in gross misconduct in the performance of his or her duties that materially injures the Surviving Entity.

(m) "Change of Control" shall be ascribed the meaning set forth for such term on Annex A attached hereto, and shall also mean a Secondary Change of Control.

(n)  "Code" means the Internal Revenue Code of 1986, as amended.

(o) "Deferral Commitment" means a promise made by an Employee to defer compensation pursuant to Article II for which a Participation Agreement has been submitted by the Employee to Vastar. For the purpose of calculating any Death Benefit pursuant to Section 4.4(b), a Deferral Commitment shall be deemed effective as of the date the applicable Participation Agreement is delivered by the Participant to Vastar.

(p) "Deferral Period" means the period of years the maximum number of which is established by the Administrator in advance of the Deferral Commitment, over which the Employee elects to defer Base Pay, Awards or ESSP benefits. A new Deferral Period shall normally start each January 1, except that with respect to an Employee who is immediately eligible upon his or her commencement of employment or who otherwise attains eligibility following the Effective Date, the Deferral Period shall commence no later than 31 days following the Employee's first day of employment or notification of attainment of eligibility, as applicable.

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(q)  "Deferred Compensation" means the amount of Base Pay, Awards and/or ESSP benefits that a Participant elects to defer pursuant to a Deferral Commitment and, if applicable, CAP Plan Make-up Deferrals under Section 2.2(b) and special transfers pursuant to Section 2.8.

(r) "Disability" means a disability as determined under the provisions of the Vastar Resources, Inc. Executive Long-Term Disability Plan or any successor plan.

(s) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

(t) "ESSP" means the benefit under the Vastar Resources, Inc. Executive Supplementary Savings Plan, or any successor plan.

(u)  "Effective Date" means June 26, 1994.

(v) "Employee" means an individual who is a regular employee of Vastar or its subsidiaries on or after June 26, 1994.

(w) "Financial Hardship" means a condition of financial difficulty, determined by the Administrator, upon advice of its counsel, on the basis of written information supplied by the Participant in accordance with such standards as are, from time to time, established by the Administrator and which condition is sufficient, in the judgment of such counsel, to justify a change of election under the Plan without causing the receipt of taxable income by any other Participant in the Plan in advance of the time the Participant actually receives his or her benefit.

(x) "In-Service Distribution" means a distribution pursuant to Section 4.5 prior to Termination of Employment.

(y) "Interest Rate" means the interest rate announced by Vastar in advance of the election period for a Plan Year that shall constitute the interest rate applicable to that Plan Year. After a Change of Control, the Interest Rate shall be determined by the Special Plan Administrator for each year based on an allocation of the highest rate of return of the Trust for that year or, if the Trust holds corporate-owned life insurance, the highest rate of return that the Insurance Administrator determines is sustainable for the projected life of the Trust; provided, however, that during the Transition Window, if any, the Interest Rate shall be calculated using the same formula used to calculate the Interest Rate in the first full year preceding the year in which the applicable Anticipatory Change of Control occurs.

(z) "Outside Director" shall be ascribed the meaning set forth for such term on Annex A attached hereto.

(aa) "Participant" means any Employee or a former Employee who by participating in this Plan as provided in Article II has an Account in the Plan.

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(bb) "Participation Agreement" means the agreement submitted by a Participant to
Vastar prior to the beginning of the Deferral Period, with respect to one or more Deferral Commitments made for such Deferral Period.

(cc) The "Payment Period" shall mean the period of time beginning on the first day of the month immediately following the Participant's date of death and ending on the first day of the month in which the Participant would have reached age 65.

(dd) "Plan" means this Vastar Resources, Inc. Executive Deferral Plan, as amended and restated effective on the date provided for herein.

(ee) "Plan Year" means each calendar year beginning on January 1 and ending on December 31.

(ff) "Retirement" means, with respect to any Participant:

     (i) prior to a Change of Control, a Termination of Employment:

         (1) with a right to an immediate monthly benefit allowance under a retirement plan maintained by Vastar, ARCO or their affiliates or respective successors in interest;

         (2) the attainment of age 55 and with at least 10 years of service with Vastar, ARCO, or their affiliates or their respective successors in interest; or

         (3) the attainment of age 65; or

    (ii) on and after a Change of Control, a Termination of Employment:

         (1) meeting any of the conditions described in (i) (1), (2) or (3) above; or

         (2) that is an involuntary termination of employment other than for Cause.

(gg) "Retirement Distribution" means a distribution of a Participant's Account in accordance with an effective election of a Participant made under
Section 4.2.

(hh) "Salary" means the Employee's regular, bi-weekly salary, excluding Awards and any other special or additional compensatory payments made by Vastar or its subsidiaries.

(ii) "Secondary Change of Control" shall mean a sale by ARCO (directly or indirectly) within one year after an ARCO Acquisition of 85% or more of the assets held by Vastar Resources, Inc. immediately prior to the ARCO Acquisition.

(jj) "Special Plan Administrator" shall be ascribed the meaning set forth for such term on Annex A attached hereto.

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(kk) "Termination of Employment" means the Employee's termination of employment from Vastar, ARCO and their affiliates and their respective successors in interest.

(ll) "Transition Window" shall mean the period of up to one year after an ARCO Acquisition, which period shall begin on the date of the consummation of the ARCO Acquisition and end on the earlier of the date of the consummation of a Secondary Change of Control, as hereafter defined, or the expiration of one year from the date of the consummation of the ARCO Acquisition.

(mm) "Trust" means the Vastar Resources, Inc. Amended and Restated Executive Deferral Plan and Supplementary Executive Retirement Plan Trust Agreement entered into between Vastar Resources, Inc. and Wachovia Bank, N.A., effective March 10, 1999, as thereafter amended or any successor trust agreement.

(nn) "Valuation Date" means the last day of each month, or such other dates as the Administrator may determine in its discretion, which may be either more or less frequent, for the valuation of Participants' Accounts.

(oo) "Vastar" shall mean Vastar Resources, Inc. or its successor.

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                                  ARTICLE II

                    PARTICIPATION AND DEFERRAL COMMITMENTS

Section 2.1    Eligibility and Participation

(a) Eligibility. Eligibility to make a Deferral Commitment shall be limited to Employees who are classified in the Vastar executive management group Tier 1, 2 or 3, or are in job grades VR08 or VR07 in Vastar's exempt grade structure and, with respect to job grade VR07, have an annual Base Pay of at least $130,000.

(b) Participation. An eligible Employee may elect to participate in the Plan by submitting a Participation Agreement, in accordance with rules, including any rules with respect to the time and form of submission, established by the Administrator.

(c) Change of Control. An Employee who was not a Participant in the Plan prior to a Change of Control shall not be eligible to become a Participant after a Change of Control.

(d) Special Transfer. An Employee who has a transfer pursuant to Section 2.8 shall be considered a Participant.

Section 2.2    Basic Forms of Deferral

     A Participant may elect to defer the following forms of compensation in a Participation Agreement:

(a) Base Pay, Awards and ESSP Benefit Deferral. A Participant may elect to defer the Participant's Base Pay, Awards and ESSP benefits earned during a Deferral Period, subject to any limitations, conditions or restrictions, such as minimum or maximum amounts that may be deferred, as are prescribed in Section
2.4 hereof or, subject to Section 2.4, otherwise prescribed by the Administrator in advance of the Deferral Period.

(b) Cap Plan Make-Up Deferral. To the extent that amounts are deferred into this Plan, Vastar will credit a CAP Plan make-up amount, if any, to the Account of any Participant who (i) is not a participant in the ESSP , and (ii) has contributed to the CAP Plan at least the minimum percentage required so as to be entitled to the maximum possible matching Vastar contribution to the CAP Plan. This CAP Plan make-up amount shall be based upon the matching Vastar contribution formula then in effect under the CAP Plan and shall be equal to the additional amount that Vastar would have contributed to the CAP Plan on behalf of the Participant had (x) the deferral under this Plan not been made, and (y) the Participant contributed the portion of the amount deferred under this Plan which would have been required under the CAP Plan to receive the maximum possible matching Vastar contribution under the CAP Plan. All limitations imposed upon the Participant's contribution and the matching Vastar contribution by the Code shall be taken into consideration when calculating the above-described CAP Plan make-up amount. However, in the event that any amount of Base Pay that any Participant elects to defer

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into the CAP Plan is not permitted to be deferred into the CAP Plan because of limitations imposed by the Code (e.g., Section 415 of the Code), other than the limitation on the amount of CAP Plan deferrals imposed by Section 402(g) of the Code, such amount shall be deferred under this Plan to the extent that but for such limitation imposed by the Code such amount would have received a matching Vastar contribution under the CAP Plan. The Account of such Participant shall also be credited with the matching Vastar contribution which Vastar would have made to the CAP Plan had the deferral been made into the CAP Plan.

Section 2.3    Deferral Elections

     Prior to each Deferral Period, at a time and on a form prescribed by the Administrator, each Participant may execute an election form to defer Base Pay, Awards and/or ESSP benefits, as applicable, which shall be irrevocable except as modifications are authorized pursuant to Section 2.7 of this Article.

Section 2.4    Limitation on Deferral

     Deferral Commitments shall be subject to the following limitations:

(a) A Participant may not defer more than 50 percent of the Participant's Base Pay during a Plan Year.

(b) A Participant may defer up to 100% of the Participant's Award or ESSP benefit.

(c) A minimum amount, if any, that may be deferred for the Deferral Period relating to a Deferral Commitment, shall be established by the Administrator in advance of the Deferral Period and shall be allocable among the forms of Deferred Compensation described in Sections 2.2(a).

Section 2.5    Termination of Deferral Commitments

(a) Termination of Employment. A Participant's Deferral Commitments shall terminate upon the Participant's Termination of Employment. However, any Deferral Commitment relating to Base Pay, Awards or ESSP benefits to which a Participant is or becomes entitled on or after Termination of Employment shall remain binding.

(b) Change of Control. A Participant's Deferral Commitment shall terminate on a Change of Control. However, if the Change of Control results from an ARCO Acquisition, then it shall terminate upon the expiration of the Transition Window.

Section 2.6    Transfers

     (a) Except as provided in Section 2.6(b), a Participant's Deferral Commitments shall be irrevocable regardless of a transfer of employment between Vastar and ARCO.

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     (b)  In the case of a transfer prior to a Change of Control, the
Participant's Deferral Commitment shall apply to the compensation to which the Participant is entitled under the plans and programs of the transferee company. The executive deferral plan of the transferee company shall assume responsibility for any deferral commitment which the Participant made under the executive deferral plan of the transfer or company for the remaining portion of the Deferral Period. The transferee company may, however, in its discretion, permit a transferring Employee to make a re-election with respect to his or her future deferral commitments.

     (c) In the case of a transfer from Vastar to ARCO (or to any of ARCO's subsidiaries or affiliates) on or after an ARCO Acquisition, a Participant's Deferral Commitment shall also apply to awards, salary or Executive Supplemental Savings Plan benefits under the applicable plans and programs of ARCO, or its subsidiaries and affiliates, to which the Participant is entitled during the Transition Window.

     (d) During the Transition Window, Vastar shall credit to the Participant's Account in the Plan all Deferred Compensation and the portion of any corresponding compensation paid under any plan or program of ARCO, or its subsidiaries or affiliates, to which the Participant's Deferral Commitment applies. With respect to any capital accumulation or similar plan of ARCO, or its subsidiaries or affiliates, in which a Participant is participating, the term Deferred Compensation shall include any amount that would be required to be credited pursuant to Section 2.2(b), if the term "CAP Plan" included such capital accumulation or similar plan.

     (e) Vastar shall subtract from amounts credited to a Participant's Account under Section 2.6(d) any amounts credited to an executive deferral plan by ARCO, or its subsidiaries or affiliates (other than Vastar), relating to the same compensation and deferral commitment. ARCO, and its subsidiaries and affiliates, shall be permitted to withhold from amounts payable to the Participant under any applicable plans or program of ARCO, or its subsidiaries or affiliates, any amount considered deferred and credited under Section 2.6(d) to the Plan. The Administrator shall allow Participants to make any election under this Plan during the Transition Window at such appropriate time, all in accordance with the practice used prior to the Change of Control.

Section 2.7    Modification of Deferral Commitments

          Deferral Commitments shall be irrevocable except as follows:

     (a) Financial Hardship. The Administrator may permit a Participant to reduce the amount to be deferred under this Plan under a Deferral Commitment, or to waive the remaining deferrals under a Deferral Commitment upon a finding that the Participant has suffered a Financial Hardship.

     (b) Accelerated Deferral.  Subject to the limitations imposed by Section
2.4 hereof, at the discretion of the Administrator, prior to the beginning of any Plan Year in any Deferral Period as to which two or more Plan Years remain, a Participant may elect, on a form prescribed

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by the Administrator, to accelerate the amount of Deferred Compensation previously elected for the remaining Plan Years in such Deferral Period.

     (c) Increases in Deferrals.  Subject to the limitations imposed by Section
2.4 hereof, the Administrator may permit a Participant, on any Deferral Commitment form prescribed by the Administrator, to increase the amount elected to be deferred under a prior Deferral Commitment with respect to any Plan Year beginning after the date of the election.

Section 2.8    Transfer From Supplemental Executive Retirement Plan

     Any lump-sum benefit described in Section 5.3 of the Vastar Resources, Inc. Supplementary Executive Retirement Plan shall be transferred to the Plan and credited to the Participant's Account at the time specified in such section and such amount shall thereafter be governed by the Plan provisions applicable to Deferred Compensation, including, without limitation, distribution elections.

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                                  ARTICLE III

                        DEFERRED COMPENSATION ACCOUNTS

Section 3.1    Accounts

     For record-keeping purposes only, an Account shall be maintained for each Participant.

Section 3.2    Deferred Compensation

     Deferred Compensation shall be credited to the Participant's Account as of the date when the corresponding non-deferred portion of the compensation is paid or would have been paid. The Participant's Account shall be debited by the amount of distributions as of the date such distributions are made.

Section 3.3    Interest Rate

     (a) Prior to a Change of Control, a Participant's Account shall be credited with interest each day during each Plan Year with interest at the Interest Rate. This interest shall be compounded annually based on a 365/366 day year such that interest credited in any current Plan Year shall not be added to principal or accrue interest until January 1 of the next Plan Year.

     (b) After a Change of Control, other than an ARCO Acquisition, a Participant's Account shall be credited with interest at the Interest Rate. Unless the Administrator determines that a more frequent crediting of interest is administratively practical, this interest shall be compounded quarterly, such that interest credited at the end of each quarter shall be added to principal and accrue interest beginning on the first day of the succeeding quarter.

Section 3.4    Vesting of Accounts

          Each Participant shall be 100 percent vested at all times in the undistributed amounts credited to his or her Account.

Section 3.5    Statement of Accounts

          The Administrator shall submit to each Participant periodic statements of the Participant's Account.

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                                  ARTICLE IV

                                 PLAN BENEFITS

Section 4.1    Plan Benefit

     If a Participant is entitled to a distribution under this Plan for any reason, Vastar shall be obligated to make distributions of the Participant's Account at such time or times as shall be required hereunder, provided, however, that a Participant's Account shall continue to be credited with interest at the Interest Rate until the Account is distributed in full.

Section 4.2    Form of Retirement Distribution

     (a) A Retirement Distribution shall be paid to the Participant at Retirement at the time and in the manner elected by the Participant in the election that is effective on the Participant's date of Termination of Employment. Any election that is not effective on the Participant's Termination of Employment shall never become effective. A Participant's election shall be irrevocable, except as follows:

          (i) Prior to each Deferral Period prior to a Change of Control, on a form prescribed by the Administrator, each Participant who is then an Employee may change the time and/or form of the Retirement Distribution of the Participant's Account. The change, when it becomes effective, shall apply to all amounts in the Participant's Account, whether attributable to Deferred Compensation credited to the Participant's Account before or after the change. The election shall not be effective until one year after the election is filed.

          (ii) Within 30 days after the earlier to occur of an Anticipatory Change of Control or a Change of Control, on a form prescribed by the Administrator each Participant may change his or her previous Retirement Distribution election and may make an election as to the time and/or the form of Retirement Distribution of the Participant's Account which would be paid in the event of the Participant's involuntary termination other than for Cause after a Change of Control. Each Participant may also make changes to such elections annually thereafter, on a form prescribed by the Administrator, provided, however, that any subsequent annual election shall not be effective until one year after the election is filed.

          (iii) At any time prior to Retirement or the commencement of the payment of benefits (or in the case of a Participant who has elected installment payments, at any time prior to the payment of the last installment) a Participant may request, by application to the Administrator, that a prior Retirement Distribution election be changed. Such request will be approved and the Participant's Account will be paid in accordance with such election without any reduction in, or imposition of any penalty on, the Participant's Account if the Administrator (i) determines that the Participant has experienced a Financial Hardship justifying the request for a

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          change of election; or (ii) determines, in its discretion, that it is appropriate to approve the Participant's requested change based on the interests of Vastar, or its subsidiaries or affiliates, or the grantor trust established under Section 8.2.

          (iv) If a Participant fails to make an election under this Plan as to the form and/or commencement date of his or her Retirement Distribution, payment of the Participant's Account will be made in a lump sum immediately following the Participant's Retirement.

     (b) Notwithstanding anything in this Plan to the contrary, the only available forms and times of payment upon Retirement are as follows:

          (i)   Lump Sum. A single payment.

          (ii) Installment Payments. Monthly installment payments in substantially equal payments of principal and interest over payment period elected by the Participant and communicated by the Administrator on the applicable election form. However, on and after a Change of Control, the available payment periods shall be 1, 2, 3, 5, 10, 15 or 20 years as elected by the Participant. The amount of each of the monthly installments shall be redetermined effective as of January 1 of each year during the payment period elected by the Participant. This redetermination shall be based on the total amounts remaining in the Participant's Account on each such date (including any interest that may have accrued) and the remaining number of months in the payment period.

          (iii) When Payments Begin. The lump sum shall be paid or installment payments shall begin on or after Retirement on the date elected by the Participant and communicated by the Administrator on the applicable election form. However, the dates available for payments to begin on and after a Change of Control shall be either (i) a stated number of months or number of January's elapsed after Retirement or (ii) the date of the Participant's attainment of a specified age, as elected by the Participant. Notwithstanding anything to the contrary in this Plan, the latest date on which payments can begin is the Participant's attainment of age 70 1/2. If there is no effective election in place, the lump sum payment shall be made or installment payments shall begin when the Participant has attained age 65.

Section 4.3    Form of Distribution Upon Termination of Employment

     (a) On the Retirement of a Participant, the Participant's Account shall be paid in accordance with the Participant's Retirement Distribution election.

     (b) Subject to Section 4.3(c), on a Participant's Termination of Employment (including for Cause) other than due to Retirement or death, the Participant's Account shall be paid in a lump sum. This lump sum payment shall be paid as soon as practical following Termination of

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Employment, unless the Administrator, in its sole discretion, determines that the Participant's Account shall be paid in monthly installments over a period not to exceed three years.

     (c) If a Participant is not eligible to receive a Retirement Distribution upon his or her date of Termination of Employment and such Participant's employment is terminated involuntarily as a result of a reduction-in-force, internal reorganization, job elimination or similar circumstance other than for Cause (as determined by Vastar's Vice President-Human Resources); the Participant's Account will be distributed in accordance with the Participant's Retirement Distribution election and payments shall begin on the earliest date the Participant would have become eligible to receive a payment had the Participant remained employed until and terminated on such date. Absent a Retirement Distribution election by the Participant, payment will be made in a lump sum upon Termination of Employment.

Section 4.4    Survivor Benefits

     (a) Death on or After Age 65. If a Participant dies on or after attaining age 65 the survivor benefits shall be the Participant's Account, payable to the Beneficiary in the form previously elected by the Participant.

     (b) Termination of Employment by Death Prior to Age 65.   If a
Participant's Termination of Employment as a result of death occurs prior to the Participant obtaining age 65, a survivor benefit shall be paid to the Participant's Beneficiary in monthly installments and shall be the greater of
(i) forty percent (40%) of the Participant's total Deferral Commitment or (ii) the actual Account balance of the Participant, assuming a payout for the number of years between the Participant's death and the year the Participant would have attained age 65, but in no event less than ten years, increased by the applicable Interest Rate credited on unpaid Account balances of deceased Participants during each year of the payment period to the survivor. Notwithstanding the foregoing, in the event the Participant's Termination of Employment due to death occurs after any Change of Control other than an ARCO Acquisition, the survivor benefits shall be the Participant's Account, payable in monthly installments pursuant to this Section 4.4(b).

     (c) Death After Termination of Employment and Prior to Age 65. If a Participant dies after Termination of Employment and prior to age 65, the Participant's Account, if any, shall be paid at the time and in the form that would have been made to the Participant if the Participant had lived.

     (d) Special Rule. If the Participant dies before age 65, the Survivor Benefit will be paid in monthly installments until the Participant would have attained age 65; provided, however, that if payment is made pursuant to Section
4.4 (b) of this Article, and the number of years between the Participant's death and the year the Participant would have attained age 65 is less than the period of installments elected by the Participant to be payable upon retirement, then the Survivor Benefit will be paid in accordance with the Participant's Retirement Distribution election.

     (e) Payments and Distributions. Amounts paid to a Beneficiary pursuant to this Section shall be treated as distributions from the Participant's Account.

Section 4.5  In-Service Distributions

A Participant may elect to receive a distribution from his or her Account while still an Employee (an "In-Service Distribution") subject to the following restrictions:

     (a) Timing of Election. The election to take an In-Service Distribution from the Participant's Account must be made at the same time the Participant makes an annual Deferral Commitment.

     (b) Amount of Distribution. The amount that a Participant can elect to receive as an In-Service Distribution shall be such portion of the Participant's Account, as prescribed by the Administrator prior to the election. If a previously elected amount exceeds the amount of funds in the Participant's Account when an In-Service Distribution is to be made, only the amount of funds in the Participant's Account will be distributed.

     (c) Timing and Form of In-Service Distribution. The In-Service Distribution shall begin at the time and in the form elected by the Participant, subject to any reasonable limitations imposed by the Administrator. However, on the Participant's Termination of Employment other than due to Retirement or death, any In-Service Distribution election will be canceled and the Participant's Account shall be distributed in accordance with Section 4.3. On the Participant's Termination of Employment due to Retirement, any In-Service Distribution election will be canceled and the Participant's Account shall be distributed in accordance with the Participant's applicable effective Retirement Distribution election. In no event shall an In-Service Distribution be made prior to seven years following the start of the Deferral Period.

     (d) Payments and Distributions. Amounts paid to a Participant pursuant to this Section shall be treated as distributions from the Participant's Account.

Section 4.6    Unscheduled Distributions

     (a) Upon a finding by the Administrator that a Participant has suffered a Financial Hardship, following submission of an application by the Participant, the Administrator shall make a distribution of all or a portion of the Participant's Account, consistent with the finding of Financial Hardship but in no event exceeding the amount of the Participant's request or the amount of funds in the Participant's Account, without any reduction in, or imposition of any penalty on, the Participant's Account. The distribution shall be made as soon as administratively practical following the finding of Financial Hardship.

     (b) A Participant may apply for a distribution of all or part of his or her Account, without regard to any condition of Financial Hardship. Such distribution shall be made as soon as practical following the Participant's application. The Administrator may impose whatever penalty, in the form of a forfeiture of a percentage of the amount requested and/or a suspension of participation, as determined by the Administrator upon the advice of counsel for the Plan, as is deemed necessary to preclude the constructive receipt of taxable income by any Participant in the Plan. However, following a Change of Control such forfeiture percentage shall not exceed 25% in the absence of controlling legal authority.

     (c) The Administrator shall periodically engage counsel to review legal and tax developments to assure continuous compliance with the relevant authorities governing plan design to prevent constructive receipt.

     (d) The Administrator shall notify Participants in writing of the specific, current penalty in effect as described under Section 4.6(b), and shall update this written notification periodically and in advance of any subsequent change of which it is notified as a result of the review under Section 4.6(c). If it is administratively impossible to provide such advance notification, the notification shall be provided no later than 30 days following the effective date of the change.

Section 4.7    Disability

     If a Participant suffers a Disability, the Participant's Deferral Commitments will cease except for any Awards or ESSP benefits which may be payable thereafter. Distribution of the Deferred Compensation will not be made due to the Disability and the Participant's Account will be distributed in accordance with the method which the Participant had elected for payment of Retirement Distributions with respect to such Deferred Compensation if and when the Participant's Retirement occurs following his Disability. Absent a Retirement Distribution election by the Participant, payment will be made in a lump sum upon Termination of Employment.

Section 4.8    Valuation and Settlement

     The date on which a lump sum is paid or the date on which installment payments commence shall be the "Settlement Date." The Settlement Date shall be no more than 30 days after the last day of the month in which the Participant or his Beneficiary becomes entitled to payments on account of Retirement or other Termination of Employment, unless the Participant elects to defer commencement of payments following Retirement to a later date pursuant to the Participant's applicable effective election. The Settlement Date for an In-Service Distribution or delayed payments following Retirement shall be the month which the Participant elects for commencement of such payments in the applicable effective election form. The amount of a lump sum and the initial amount of installment payments shall be based on the value of the Participant's Account as of the Valuation Date at the end of the month immediately preceding the Settlement Date. For example, the Valuation Date at the end of December shall be used to determine lump sum or the initial amount of installment payments which will be made in the following January.

Section  4.9   Small Benefit

     Notwithstanding any election made by the Participant, the Administrator, shall pay any benefit in the form of a lump sum payment to the Participant or the Participant's Beneficiary if the Account following a distribution is less than $5,000, or the Account as of the date when payments to such Participant or the Participant's Beneficiary would otherwise commence, is less than $5,000. The determinations made under this Section 4.9 shall be in the sole discretion of the Administrator.

Section 4.10   Change in Control

     Upon a Change of Control, the interests of all then remaining Participants shall continue subject to Section 2.5(b), and provisions shall be made in connection with such transaction for the continuance of the Plan and the assumption of the obligations of Vastar under the Plan by Vastar's successor(s) in interest.

                                   ARTICLE V

                          DESIGNATION OF BENEFICIARY

Section 5.1    Designation of Beneficiary

     Each Participant shall have the right to designate a Beneficiary or Beneficiaries to receive Participant's interest in Participant's Account upon Participant's death. Such designation shall be made on a form prescribed by and delivered to the Administrator. The Participant shall have the right to change or revoke any such designation from time to time by filing a new designation or notice of revocation with the Administrator. No notice to any Beneficiary nor consent by any Beneficiary shall be required to effect any such change or revocation.

Section 5.2    Failure to Designate Beneficiary

     If a Participant shall fail to designate a Beneficiary before the Participant's death, or if no designated Beneficiary survives the Participant, the Administrator shall pay the balance in each of the Participant's Accounts in a lump sum to the executor or administrator for his or her estate.

                                  ARTICLE VI

                                ADMINISTRATION

Section 6.1    Rules of Conduct

          The Administrator shall adopt such rules for the conduct of its business and administration of this Plan as it considers desirable, provided they do not conflict with the provisions of this Plan.

Section 6.2    Legal, Accounting, Clerical and Other Services

          The Administrator may authorize one or more of its members, if any, or any agent to act on its behalf and may contract for legal, accounting, clerical and other services to carry out this Plan. All expenses of the Administrator shall be paid by Vastar or by the trustee of the grantor trust described in
Section 8.2 (the "Trustee").

Section 6.3    Interpretation of Provisions

          The Administrator shall have the right to interpret the provisions of this Plan and to decide questions arising in its administration. The decisions and interpretations of the Administrator shall be final and binding on Vastar, Participants, the Trustee and all other persons.

Section 6.4    Records of Administration

          The Administrator shall keep records reflecting the administration of this Plan, which shall be subject to audit by Vastar, the Trustee and the Special Plan Administrator (if it is not the Administrator).

Section 6.5    Denial of Claim

          The Administrator shall provide adequate notice in writing to any Participant or Beneficiary whose claim for benefits under this Plan has been denied, setting forth the specific reasons for such denial. The Participant or Beneficiary will be given an opportunity for a full and fair review by the Administrator of the decision denying the claim. The Participant or Beneficiary shall be given 60 days from the date of the notice denying any such claim within which to request such review.

Section 6.6    Liability of Committee

          The Administrator shall not be liable for any action taken in good faith or for exercise of any power given to it or, with respect to the Administrative Committee, for the actions of other members of said Committee.

                                  ARTICLE VII

                           AMENDMENT AND TERMINATION

Section 7.1  Amendment of Plan

          Prior to the earlier to occur of an Anticipatory Change of Control or a Change of Control, and subject to Section 7.3 hereof, this Plan may be amended from time to time by the Board of Directors of Vastar or its designee. Notwithstanding the above, upon the earlier to occur of (i) an Anticipatory Change Termination (as defined in Section 1.3(d)) or (ii) the expiration of the Transition Window (other than by a Secondary Change of Control), this Plan may again be amended, subject to Section 7.3, from time to time by the Board of Directors of Vastar or its designee.

Section 7.2    Termination

          Vastar intends to continue this Plan indefinitely, but reserves the right to terminate it at any time, subject to Section 7.3. However, upon the earlier to occur of an Anticipatory Change of Control or a Change of Control, this Plan cannot be terminated until the earlier to occur of (i) an Anticipatory Change Termination (as defined in Section 1.3(d)), (ii) 50 years from the date of the consummation of a Change of Control or (iii) the date all benefits payable hereunder have been paid in accordance with the terms and conditions of the Plan. Upon termination pursuant to (ii) above, all benefits accrued shall be paid to Plan Participants or their Beneficiaries in a lump sum. Notwithstanding the above, upon the expiration of the Transition Window (other than by a Secondary Change of Control), this Plan may again be terminated, at any time subject to Section 7.3.

Section 7.3    Effect of Amendment or Termination

          No amendment or termination of this Plan may adversely affect the benefit payable or rights afforded to any Participant as of the effective date of the amendment or termination, or any Beneficiary who, as of such date, was then eligible to receive a benefit under this Plan.

Section 7.4    Special Amendments Approved by Participants

          Notwithstanding anything to the contrary in this Article VII, after the earlier to occur of an Anticipatory Change of Control or a Change of Control, this Plan may be amended, subject to Section 7.3, by a vote of 80% or more of the votes cast by the Participants with regard to such amendment. Each Participant shall be entitled to a number of votes equal to the number of dollars credited to his or her Account as of the last day of the month immediately preceding the vote. In the event any material amendment is approved as provided above, the Participants who vote against the amendment shall be given an option to receive a lump sum distribution of their Account as soon as practicable after the effective date of the amendment.

                                 ARTICLE VIII

                                 MISCELLANEOUS

Section 8.1    Unfunded Benefit Plan

     This Plan is intended to constitute a plan which is unfunded and maintained primarily for the purpose of providing deferred compensation in the form of additional retirement benefits to a select group of management or highly compensated employees, as defined in (S)201(a)(2), (S)301(a)(3) and (S)401(a)(1) of ERISA.

Section 8.2    Grantor Trust

     Although Vastar is responsible for the payment of all benefits under the Plan, Vastar may, in its discretion, contribute funds to a grantor trust for the purpose, as it deems appropriate, of paying benefits under this Plan. Such trust may be irrevocable, but assets of the trust shall be subject to the claims of creditors of Vastar or its successors to the extent provided in such trust. Upon the earlier to occur of a Change of Control or an Anticipatory Change of Control, Vastar shall be required to make certain contributions to grantor trust pursuant to the terms of that certain trust agreement between Vastar or its successors and Wachovia Bank, N.A., as trustee dated as of March 10, 1999 or any successor trust agreement including any amendments or supplements thereto or if such trust agreement has not been executed such grantor trust of Vastar designated by the Senior Vice President and Chief Financial Officer and the General Counsel of Vastar. To the extent any benefits provided under the Plan are actually paid from the trust, Vastar shall have no further obligation with respect thereto but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid, by Vastar. The Participants shall have the status of unsecured creditors insofar as their legal claim for benefits under the Plan, and the Participants shall have no security interest in the assets of the grantor trust.

Section 8.3    Tax Withholding

          Vastar shall have the right to withhold from Salary (or otherwise to cause the Participant or the executor or administrator of his or her estate, or his or her Beneficiary to make payment to Vastar of) any federal, state local or foreign taxes required to be withheld with respect to the Participant's Account and any payments therefrom, or if not satisfied in such manner, the Participant's Account may be debited for such taxes paid by or on behalf of Vastar. The Administrator shall withhold from Plan distributions such amount as shall be necessary to satisfy applicable federal, state and local tax withholding requirements with respect to such distribution.

Section 8.4    Payments and Benefits not Assignable

          Payments to and benefits under this Plan are not assignable, transferable or subject to alienation since they are primarily for the support and maintenance of the Participants and their joint annuitants or Beneficiaries after retirement. Similarly, subject to Section 8.2, such payments shall not be subject to attachments by creditors of, or through legal process against, Vastar, the Administrator or Participant.

Section 8.5    No Right of Employment

          The provisions of this Plan shall not give a Participant the right to be retained in the service of Vastar nor shall this Plan or any action taken under the Plan be construed as a contract of employment.

Section 8.6    Adjustments

          The Administrator may, with respect to a Participant, adjust such Participant's benefit under this Plan or make such other adjustments with respect to such Participant as are required to correct administrative errors or provide uniform treatment of Participants in a manner consistent with the intent and purpose of this Plan.

Section 8.7    Obligation to Vastar

          If a Participant becomes entitled to a distribution of benefits under the Plan, and if at such time the Participant has outstanding any debt, obligation, or other liability representing an amount owing to Vastar or its subsidiaries and affiliates, or any benefit plan maintained by Vastar or its subsidiaries and affiliates, then, prior to the earlier to occur of a Change of Control or an Anticipatory Change of Control, Vastar may offset such amount owed to it or such benefit plan against the amount of benefits otherwise distributable. Determinations under this Section 8.7 shall be made by the Administrator.

Section 8.8    Protective Provisions

     (a) Each Participant shall reasonably cooperate with the Administrator by furnishing information and taking such other actions as may be requested by the Administrator in order to facilitate the payment of benefits hereunder.

     (b) The Administrator may withhold payment under the Plan until a Participant provides reasonable cooperation with information or other requests of the Administrator pertaining to this Plan. Prior to the earlier to occur of an Anticipatory Change of Control or a Change of Control, in the Administrator's sole discretion, benefits may be payable in an amount reduced to compensate Vastar for any loss, cost, damage or expense suffered or incurred by Vastar as a result in any way of any action, misstatement or nondisclosure by the Participant pertaining to the Plan.

Section 8.9    Gender, Singular and Plural

          All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, or neuter, as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

Section 8.10   Law Governing

          This Plan shall be construed, regulated and administered under the laws of the State of Texas.

Section 8.11   Notice

          Any notice or filing required or permitted to be given to the Administrator under the Plan shall be sufficient if in writing and hand delivered, or sent by registered or certified mail, to the principal office of Vastar, directed to the attention of the Secretary of Vastar or, after the earlier to occur of a Change of Control or an Anticipatory Change of Control, to Wachovia Bank, N.A., 301 N. Church Street, Winston-Salem, NC 27101. Such notice shall be deemed given as to the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Section 8.12   Successors and Assigns

          This Plan shall be binding upon Vastar and its successors and assigns.

Section 8.13   Provisions for Incapacity

          If the Administrator deems any person entitled to receive any payment under the provisions of this Plan incapable of receiving or disbursing the same by reason of minority, illness or infirmity, mental incompetency, or incapacity of any kind, the Administrator may, in its sole discretion, take any one or more of the following actions: it may apply such payment directly for the comfort, support and maintenance of such person; it may reimburse any person for any such support theretofore supplied to the person entitled to receive any such payment; or it may pay such payment to any other person selected by the Administrator to disburse such payment for the comfort, support and maintenance of the person entitled thereto, including, without limitations, to any relative who has undertaken, wholly or partially, the expense of such person's comfort, care and maintenance, or any institution in whose care or custody the person entitled to the payment may be. The Administrator may, in its sole discretion, deposit any payment due to a minor to the minor's credit in any savings or commercial bank of the Administrator's choice.

Section 8.14   Payments or Deposits

          Payments or deposits made pursuant to any provisions of Section 8.13 shall be a complete discharge, to the extent thereof, of all liability under the provisions of this Plan, or otherwise, of the Administrator, Vastar and this Executive Deferral Plan, and the receipt by the person or persons receiving any such payment, distribution or deposit shall be a complete acquittance therefore, and there shall be no liability to see to the application of any payments, distributions or deposits so made.

                  Executed as of the 24th day of March, 1999.


ATTEST:                                 VASTAR RESOURCES, INC.



By: /s/ Jonathan D. Edelfelt               By: /s/ Jeffrey M. Bender
   ------------------------------          -------------------------------
   Jonathan D. Edelfelt                    Jeffrey M. Bender
   Associate Secretary                     Vice President, Human Resources